Exhibit 99.1

Contact: Jeffrey Gendell, CEO IES Holdings, Inc. 713-860-1500

FOR IMMEDIATE RELEASE

IES Holdings Acquires Bayonet Plumbing, Heating & Air-Conditioning

HOUSTON – December 21, 2020 – IES Holdings, Inc. (“IES”) (NASDAQ: IESC) announced today that it has acquired an 80% ownership interest in Bayonet Plumbing, Heating and Air-Conditioning, LLC (“Bayonet”), a Hudson, FL-based provider of residential heating, ventilation and air conditioning (HVAC) and plumbing installation and maintenance services. Robert (Robbie) C. Blankenship, Bayonet’s President and CEO, and his father, Robert N. Blankenship, the founder of Bayonet, will together retain 20% of the ownership interests in Bayonet. Bayonet, with trailing 12-month revenue through September 2020 of approximately $86 million, has locations in several Florida markets, including Tampa and Orlando. Bayonet will become part of IES’s Residential segment and continue to operate under the Bayonet name.

Jeffrey Gendell, Chairman and Chief Executive Officer, said, “The acquisition of Bayonet strategically expands our geographic footprint into the attractive Florida market, while adding two new complementary trades in HVAC and plumbing. We believe the residential market is well-positioned for continued expansion, and this acquisition represents an opportunity for our IES Residential segment to further accelerate its growth.”

Dwayne Collier, President of IES Residential, added, “As we seek to expand our capabilities beyond our core electrical offering, we are thrilled to have found in Bayonet a strong partner with an expertise in residential HVAC and plumbing, long-standing customer relationships, a mix of installation and maintenance revenue and a demonstrated track record of growth. We are pleased to welcome Robbie, Robert and Bayonet’s over 500 dedicated team members to IES and to expand our presence into Tampa, Orlando, and beyond.”

Robbie Blankenship said, “After more than 40 years as a family-owned business, we are excited to join the IES family and continue to serve our customers through the Bayonet brand. Our partnership with IES will enable us to continue as owners and managers, while also providing support to Bayonet, both strategically and financially, toward achieving our growth objectives to broaden our geographic reach and offering.”

ABOUT IES HOLDINGS, INC.

IES is a holding company that owns and manages operating subsidiaries that design and install integrated electrical and technology systems and provide infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our more than 5,000 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

ABOUT IES RESIDENTIAL

IES’s Residential segment provides electrical installation services for single-family housing and multi-family apartment complexes. For more information about IES Residential, please visit www.iesresidential.com.

ABOUT BAYONET PLUMBING, HEATING AND AIR-CONDITIONING, LLC

Bayonet, established in 1977, is a provider of residential HVAC and plumbing installation, maintenance and service, with operations in several markets in Florida. For more information about Bayonet, please visit www.bayonet-inc.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, construction delays, reduced demand for our services, or our ability to collect from our customers; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2020 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investor Relations.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.